UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2006 (September 22, 2006)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

 75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On September 22, 2006, Behringer Harvard Alexan Voss, LLC (“Alexan Voss”), a wholly-owned subsidiary of Behringer Harvard Opportunity OP I, LP, entered into a mezzanine loan agreement (the “Senior Mezzanine Loan”) with GC 128 Voss SM LLC (“128 Voss”), an unaffiliated third party, and an additional mezzanine loan agreement (the “Junior Mezzanine Loan”) with GC 129 Voss JM LLC (“129 Voss”), an unaffiliated third party (collectively, the “Mezzanine Loans”).  Behringer Harvard Opportunity OP I, LP is the operating partnership of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”).  The aggregate principal amount of the Mezzanine Loans is up to approximately $13.0 million and accrues interest at 10.5% per annum.  The Mezzanine Loans mature on March 22, 2012.  Alexan Voss will receive a loan commitment fee up to 3% of the loan amount, or approximately $0.4 million.

The Mezzanine Loans will finance a portion of the acquisition and development of a 376-unit apartment project in Houston, Texas (the “Project”).  The Project is owned by GC 127 Voss Holdings LLC (“127 Voss”), an unaffiliated third party, and collateralizes a mortgage loan from Bank of America, N.A. for approximately $39.6 million (the “Senior Loan”).  The Project consists of two parcels of land for development, known as La Scala and Hart.  127 Voss closed on the acquisition of the La Scala parcel on September 22, 2006, using approximately $2.4 million and $5.8 million that were funded under the Mezzanine Loans and the Senior Loan, respectively.  The remaining amount available under the Mezzanine Loans and the Senior Loan will be used to fund the acquisition of the Hart parcel and development of both parcels.  If the Hart parcel is not acquired before December 22, 2006, the Project will be reduced to a 222-unit apartment project and the maximum amounts to be funded will decrease to approximately $7.6 million and $23.3 million under the Mezzanine Loans and the Senior Loan, respectively.

128 Voss directly owns 100% of the membership interest of 127 Voss.  129 Voss directly owns 100% of the membership interest of 128 Voss.  The Senior Mezzanine Loan is secured by 128 Voss’ 100% membership interest in 127 Voss, and the Junior Mezzanine Loan is secured by 129 Voss’ 100% membership interest in 128 Voss.

The Senior and Junior Mezzanine Loan Agreements, the related Senior and Junior Mezzanine Promissory Notes, and the Senior and Junior Mezzanine Pledge and Security Agreements have been filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 to this Current Report on Form 8-K and are incorporated into this Item 1.01 disclosure by reference.

CFP Residential L.P., Kenneth Valach, J. Ronald Terwilliger, and Brian Austin, unaffiliated third parties, have guaranteed completion of the Project in accordance with the plans and specifications defined in the Senior and Junior Mezzanine Loan Agreements.  The Senior and Junior Mezzanine Completion Guaranty agreements have been filed as Exhibits 10.7 and 10.8 to this Current Report on Form 8-K and are incorporated into this Item 1.01 disclosure by reference.

In addition, Alexan Voss and 129 Voss have entered into an option agreement (the “Voss Option Agreement”) whereby Alexan Voss has an option to purchase 100% of the membership interests of 127 Voss and 128 Voss (collectively, the “Voss Membership Interests”) after the Project’s substantial completion.  If Alexan Voss does not exercise its option to purchase the Voss Membership Interests within 90 days after the Project’s completion, 129 Voss may elect to cause Alexan Voss to purchase the Voss Membership Interests pursuant to the terms of the Voss Option Agreement.  The Voss Option Agreement has been filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated into this Item 1.01 disclosure by reference.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: September 28, 2006	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal
and Secretary

EXHIBIT INDEX

10.1	Senior Mezzanine Loan Agreement between GC 128 Voss SM LLC and Behringer Harvard Alexan Voss, LLC

10.2	Junior Mezzanine Loan Agreement between GC 129 Voss JM LLC and Behringer Harvard Alexan Voss, LLC

10.3	Senior Mezzanine Promissory Note made between Behringer Harvard Alexan Voss, LLC and GC 128 Voss SM LLC

10.4	Junior Mezzanine Promissory Note made between Behringer Harvard Alexan Voss, LLC and GC 129 Voss JM LLC

10.5	Senior Mezzanine Pledge and Security Agreement made by Behringer Harvard Alexan Voss, LLC and GC 128 Voss SM LLC

10.6	Junior Mezzanine Pledge and Security Agreement made by Behringer Harvard Alexan Voss, LLC and GC 129 Voss JM LLC

10.7	Senior Mezzanine Completion Guaranty agreement made by CFP Residential L.P., Kenneth Valach, J. Ronald Terwilliger and Brian Austin as guarantors in favor of Behringer Harvard Alexan Voss, LLC

10.8	Junior Mezzanine Completion Guaranty agreement made by CFP Residential L.P., Kenneth Valach, J. Ronald Terwilliger and Brian Austin as guarantors in favor of Behringer Harvard Alexan Voss, LLC

10.9	Option Agreement between Behringer Harvard Alexan Voss, LLC and GC 129 Voss JM LLC